UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 21, 2011
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	000-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 930-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1
EX-99.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Dr. Bartel’s Employment Agreement
     On March 22, 2011, Ronnda L. Bartel, PhD and Aastrom Biosciences, Inc. (the “Company”) entered into an Employment Agreement (the “Bartel Employment Agreement”). The Bartel Employment Agreement provides that Dr. Bartel will receive an initial annual base salary of $243,389 and her base salary shall be redetermined annually by the Company’s Chief Executive Officer (the “CEO”) in consultation with the Compensation Committee of the Board of Directors (the “Compensation Committee”). Under the Bartel Employment Agreement, Dr. Bartel will also be eligible to receive cash incentive compensation as determined by the CEO in consultation with the Committee from time to time. Dr. Bartel’s target annual incentive compensation shall be 30% of her then-current base salary.
     In the event of her termination by the Company without Cause or by Dr. Bartel for Good Reason (as such terms are defined in the Bartel Employment Agreement), and subject to Dr. Bartel’s signing a general release of claims, the Company shall pay Dr. Bartel an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Dr. Bartel remained employed for an additional nine months following the date of termination shall become exercisable as of the date of termination. Dr. Bartel would also be entitled to continued participation in the Company’s group health, dental and vision programs for nine months following the date of termination.
     In the event of her termination by the Company without Cause or by Dr. Bartel for Good Reason within twelve months following a Change in Control (as such term is defined in the Bartel Employment Agreement), and subject to Dr. Bartel’s signing a general release of claims, the Company shall pay to Dr. Bartel a lump-sum cash payment in an amount equal to twelve months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Bartel shall immediately accelerate and become exercisable as of the termination date. Dr. Bartel would also be entitled to continued participation in the Company’s group health, dental and vision programs for twelve months following the date of termination.
     If any payments to Dr. Bartel, calculated in a manner consistent with Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), would be subject to the excise tax imposed by Section 4999 of the Code, she will receive either the entire benefit or reduced payments, which alternative will be determined by a nationally recognized accounting firm selected by the Company.
     In addition, during her employment and after termination of the Bartel Employment Agreement, Dr. Bartel has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing her duties to the Company. During the term of the Bartel Employment Agreement and for a period of twelve months thereafter Dr. Bartel also agrees not to compete with the Company and not to solicit employees, customers or suppliers of the Company.
     The Bartel Employment Agreement contains other customary terms and conditions. The foregoing description of the Bartel Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Bartel Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
Dr. Watling’s Employment Agreement
     On March 22, 2011, Sharon Watling, PharmD and the Company entered into an Employment Agreement (the “Watling Employment Agreement”). The Watling Employment Agreement provides that Dr. Watling will receive an initial annual base salary of $190,000 and her base salary shall be redetermined annually by the Company’s CEO in consultation with the Compensation Committee. Under the Watling Employment Agreement, Dr. Watling will also be eligible to receive cash incentive compensation as determined by the CEO in consultation with the Committee from time to time. Dr. Watling’s target annual incentive compensation shall be 30% of her then-current base salary.

     In the event of her termination by the Company without Cause or by Dr. Watling for Good Reason (as such terms are defined in the Watling Employment Agreement), and subject to Dr. Watling’s signing a general release of claims, the Company shall pay Dr. Watling an amount equal to nine months of her then-current base salary in nine substantially equal monthly installments. Additionally, all stock options and other stock-based awards which would have vested had Dr. Watling remained employed for an additional nine months following the date of termination shall become exercisable as of the date of termination. Dr. Watling would also be entitled to continued participation in the Company’s group health, dental and vision programs for nine months following the date of termination.
     In the event of her termination by the Company without Cause or by Dr. Watling for Good Reason within twelve months following a Change in Control (as such term is defined in the Watling Employment Agreement), and subject to Dr. Watling’s signing a general release of claims, the Company shall pay to Dr. Watling a lump-sum cash payment in an amount equal to twelve months of her then-current base salary (or her base salary in effect immediately prior to the Change in Control, if higher). Additionally and notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all stock options and other stock-based awards held by Dr. Watling shall immediately accelerate and become exercisable as of the termination date. Dr. Watling would also be entitled to continued participation in the Company’s group health, dental and vision programs for twelve months following the date of termination.
     If any payments to Dr. Watling, calculated in a manner consistent with Section 280G of the Code, would be subject to the excise tax imposed by Section 4999 of the Code, she will receive either the entire benefit or reduced payments, which alternative will be determined by a nationally recognized accounting firm selected by the Company.
     In addition, during her employment and after termination of the Watling Employment Agreement, Dr. Watling has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing her duties to the Company. During the term of the Watling Employment Agreement and for a period of twelve months thereafter Dr. Watling also agrees not to compete with the Company and not to solicit employees, customers or suppliers of the Company.
     The Watling Employment Agreement contains other customary terms and conditions. The foregoing description of the Watling Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Watling Employment Agreement which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.
Approval of Senior Executive Incentive Bonus Plan
     On March 21, 2011, the Board of Directors approved the Company’s Senior Executive Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides that the Compensation Committee may select certain key executives to be eligible to receive bonuses under the Bonus Plan, which would be based upon the attainment of performance targets which are established by the Compensation Committee. The Company may terminate the Bonus Plan at any time in its sole discretion. The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the actual Bonus Plan which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.
Termination of Employee Compensation Guidelines
     In connection with their approval of the Bonus Plan, on March 21, 2011, the Board of Directors terminated the Company’s Employee Compensation Guidelines, as amended.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At its Special Meeting of Stockholders held on March 21, 2011, the stockholders of the Company voted to approve an amendment to the Company’s Restated Articles of Incorporation, as amended (the “Articles”), to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 62,500,000 shares to 150,000,000 shares. The amendment to the Articles is filed as Exhibit 3.1 hereto and is incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
     At its Special Meeting of Stockholders held on March 21, 2011, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2011: (i) to approve an amendment to the Articles to increase the number of shares of the Company’s common stock authorized for issuance thereunder from 62,500,000 shares to 150,000,000 shares (“Proposal 1”); and to approve an amendment to the Company’s 2009 Omnibus Incentive Plan (the “Incentive Plan”) to increase the aggregate number of shares of the Company’s common stock authorized for issuance under the Incentive Plan by 3,900,000 shares from 3,250,000 shares to 7,150,000 shares (“Proposal 2”). The foregoing descriptions of the amendment to the Articles and the amendment to the Incentive Plan do not purport to be complete and each is qualified in its entirety by reference to the actual amendment to the Articles and the actual amendment to the Incentive Plan, which are attached as Exhibit 3.1 and Exhibit 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
     The Company’s stockholders approved the amendment to the Articles, as recommended by the Company’s Board of Directors in Proposal 1. The Company’s stockholders voted for Proposal 1 as follows: 19,447,770 shares were voted for the approval of the amendment to the Company’s Articles, 9,059,417 shares voted against and 213,359 shares abstained from voting.
     The Company’s stockholders approved the amendment to the Company’s Incentive Plan, as recommended by the Company’s Board of Directors in Proposal 2. The Company’s stockholders voted for Proposal 2 as follows: 3,504,628 shares were voted for the approval of the amendment to the Company’s Incentive Plan, 2,820,840 shares voted against and 111,797 shares abstained from voting. There were 22,283,281 broker non-votes.
     On March 21, 2011, the Company issued a press release announcing the approval of Proposal 1 and Proposal 2 at the Special Meeting. A copy of the press release, dated March 21, 2011, is filed herewith as Exhibit 99.1.
Item 8.01. Other Events.
2011 Annual Meeting Date
     On March 25, 2011, the Company issued a press release announcing that it currently plans to hold its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) at 8:30 a.m., local time, on Tuesday, June 7, 2011, at 24 Frank Lloyd Wright Drive, Lobby K, Ann Arbor, Michigan, 48105. Stockholders of record as of the close of business on April 11, 2011, will be entitled to notice of and to vote at the 2011 Annual Meeting. A copy of the press release, dated March 25, 2011, is filed herewith as Exhibit 99.2.
Stockholder Proposal and Nomination Deadline
     The 2011 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2010 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2011 Annual Meeting. The new deadline for the submission of such stockholder proposals is the close of business on Friday, April 8, 2011. Such proposals should be delivered to: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106, Attention: Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals will also need to comply with the rules of the SEC regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

     Under the Company’s current by-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders if notice is timely given and if the notice contains the information required by the Company’s by-laws. To be timely, a notice with respect to the 2011 Annual Meeting must be delivered to the Secretary of the Company no later than the close of business on Friday, April 8, 2011. Such proposals or nominations should be delivered to: Aastrom Biosciences, Inc., 24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan, 48106, Attention: Secretary.
     The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
3.1	Certificate of Amendment to the Restated Articles of Incorporation.

10.1	Employment Agreement with Ronnda L. Bartel, PhD, dated March 22, 2011.

10.2	Employment Agreement with Sharon Watling, PharmD, dated March 22, 2011.

10.3	Senior Executive Incentive Bonus Plan.

10.4	Amendment to the 2009 Omnibus Incentive Plan, dated March 21, 2011.

99.1	Press Release, dated March 21, 2011.

99.2	Press Release, dated March 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: March 25, 2011	By:	/s/ TIMOTHY M. MAYLEBEN
		Name:	Timothy Mayleben
		Title:	Chief Executive Officer and President